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                                                           Exhibit 21


                             SUBSIDIARIES OF THE COMPANY


1. Omtool Europe Limited, England

2. CMA Ettworth Limited, England

3. CMA Ettworth, Inc., Florida, USA

4. Desktop Paging Software, Inc., New Hampshire, USA

5. TRS Technologies, Inc., Oregon, USA